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                                                                    EXHIBIT 10.6


                      CHANGE IN CONTROL SEVERANCE AGREEMENT

         THIS CHANGE IN CONTROL SEVERANCE AGREEMENT (this "Agreement") is made by and between Fortis, Inc. (the "Company") and J. Kerry Clayton (the "Executive"), an officer of the Fortis, Inc. Division (as defined in Section 1(e) below), and is dated as of the 1st day of January, 2002.

         The Executive's Multiplier (as defined in Section 1(k) below) is 3.

                             PURPOSE AND BACKGROUND

         The purpose of this Agreement is to provide the Executive with certain cash severance payments and welfare benefits in the event that the Executive becomes unemployed as a result of a change in control of the Division and, thus, has no employment with the Company or its affiliates, or with the Person that acquires the Division or that Person's affiliates. This Agreement is intended to provide the Executive with no payments or benefits in the event that the Executive remains employed by the Company or any of its affiliates, or becomes employed by the Person that acquires the Division or such Person's affiliates.

         On the date of this Agreement, the Executive is employed by either the Company or by one of the Company's affiliates that is involved in the operations of the Division. The provisions of this Agreement that provide for the Company to have rights or obligations or to take actions with respect to the Executive's employment shall be interpreted to mean that either the Company or the Company's affiliate that actually employs the Executive shall have such rights and obligations and may take such actions.

         Generally, this Agreement contemplates that, if the Executive is employed by the Company or any of its affiliates with respect to the Division immediately prior to the occurrence of a change in control of the Division, a two-year trigger period will begin to run. During such two-year period, if the Executive becomes unemployed under certain specified circumstances, then either the Company or the Person that acquired the Division will provide the Executive with the payments and benefits required by this Agreement.

         Thus, two events must happen before the Executive is entitled to payments or benefits under this Agreement: (i) there must have actually occurred a change in control of the Division or the Company, and (ii) the Executive's employment must be terminated with respect to the Company and its affiliates without the Executive being offered employment with the Person that acquires the Division or any of its affiliates. This Agreement is intended to provide the Executive with financial assistance in the event that the Executive becomes unemployed, but it is not intended to provide the Executive with a bonus.

         By way of example, assume that the Executive is presently employed by Fortis Benefits Insurance Company, which is an affiliate of the Company, with respect to the Fortis Family Division, which is indirectly controlled by the Company. Also assume that all of the assets of the Fortis Family Division are sold to a third party not affiliated with the Company. Such sale would be a change in control of the Division. If the Executive's employment with respect to the Division continues, even though the Executive is then employed by the Person that acquired the Division or one of its affiliates rather than the Company or one of its affiliates, for at least two

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years after the change in control date, then the Executive would not be entitled to any payments or other benefits under this Agreement. However, if the Executive's employment with respect to the Division terminates under the conditions specified in this Agreement within two years after the change in control date, the Executive would be entitled to an amount of severance that generally is a multiple of his or her annual base salary plus short-term bonus, paid in installments and subject to certain offsets if the Executive becomes re-employed. The multiple that is applicable to the Executive is set forth in this Agreement and is related to the Executive's current position with the Company.

         The Board of Directors of Fortis, Inc. (the "Board") believes that providing the Executive with such assurance of financial assistance in circumstances of a change in control will cause the Executive to have less personal uncertainty in connection with any such possible loss of employment. The Executive should, therefore, have less distraction in the performance of his or her duties for the Company, and both the Executive and the Company benefit. Thus, the Board believes that it is in the best interests of the Company and its shareholders for the Company to enter into this Agreement.

         Certain capitalized terms that are used throughout this Agreement are defined in Section 1 below. This "Purpose and Background" preamble is intended to assist in understanding the Agreement, but it is qualified in its entirety by reference to the more precise and specific provisions of the Agreement as set forth below.

         IN CONSIDERATION OF THE MUTUAL PROMISES SET FORTH HEREIN, THE PARTIES AGREE AS FOLLOWS:

1. Certain Definitions. Each of the following terms, when used in this Agreement, has the meaning set forth below:

         (a) "Agreement Term" means the period of time beginning on the date of this Agreement and ending on December 31, 2002, unless this Agreement has been previously terminated as provided in
                  Section 10(f). The Company may in its complete and sole discretion, at any time and from time to time, extend the Agreement Term by giving a written notice to the Executive; provided, however, that if an agreement has been executed by the Company or any of its affiliates that contemplates a transaction that will be a Change in Control when consummated, the Agreement Term will be automatically extended until the earlier of the date of such consummation or the termination of such agreement prior to any such consummation.

         (b) "Business Combination" means any reorganization, merger, share exchange or consolidation of a Person, or the sale or other disposition, directly or indirectly, of 50% or more of the net assets of a Person.

         (c)      "Change in Control" means any one of the following events:

                  (i) Any event that results in the Division no longer being controlled, directly or indirectly, by Fortis, Inc.; provided, however, that (1) a sale of the Division's investment assets in the ordinary course of business, including,

                                      -2-
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                           without limitation, any sale of assets in connection
                           with financial reinsurance, shall not be a Change in Control of the Division; (2) the liquidation, termination of operations, or other winding down of the Division shall not be a Change in Control of the Division; and (3) the final and binding determination of whether a Change of Control has occurred for purposes of this subsection 1(c)(i) shall be made by the Board of Directors of the Company acting in good faith.

                  (ii) The acquisition by any Person of direct or indirect beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and including, without limitation, such beneficial ownership by means of owning any parent corporation of the Company) of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Current Securities"); provided, however, that for purposes of this subsection 1(c)(ii), the following acquisitions shall not constitute a Change in
                           Control: (1) any acquisition by Fortis NV, Fortis SA, or a Person who is on the date of this Agreement the beneficial owner, directly or indirectly, of 50% or more of the Current Securities; (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person controlled by Fortis; or (3) any acquisition by any Person pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (iii) of this
                           Section 1(c).

                  (iii) Consummation of a Business Combination of the Company, unless immediately following such Business Combination the following three conditions are met:
                           (1) all or substantially all of the Persons who were the beneficial owners of the Current Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Current Securities immediately prior to such Business Combination; (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial Business Combination agreement, or of the action of the Board providing for such Business Combination.

                                      -3-
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                  (iv)     Approval by the shareholders of the Company of a
                           complete liquidation or dissolution of the Company, unless the Division has been transferred to some other Person controlled, directly or indirectly, by Fortis prior to such liquidation or dissolution.

         (d) "Disability" means that the Executive becomes entitled to recover benefits under any group long-term disability plan or policy maintained by Fortis or its affiliates that is by its terms applicable to the Executive.

         (e) "Division" means the business unit of the Company within which the Executive works from time to time during the Agreement Term.

         (f) "Fortis" means the joint venture created by Fortis SA and Fortis NV.

         (g) "Fortis, Inc." means the Nevada corporation that presently controls, either directly or indirectly, the Division.

         (h) "Fortis NV" means Fortis N.V., a Netherlands corporation and currently an indirect beneficial owner of 50% of the Current Securities of the Company, or any successor thereof; for the avoidance of doubt, Fortis N.V. is the successor to Fortis
                  (NL) N.V. pursuant to a merger that occurred on or about December 17, 2001 in which Fortis (NL) N.V. was merged with and into Fortis N.V.

         (i) "Fortis SA" means Fortis SA/NV, a Belgium corporation and currently an indirect beneficial owner of 50% of the Current Securities of the Company, or any successor thereof; for the avoidance of doubt, Fortis SA/NV is the successor to Fortis
                  (B) SA/NV pursuant to a merger that occurred on or about December 17, 2001 in which Fortis (B) SA/NV was merged with and into Fortis SA/NV.

         (j) "Installment Period" means the number of months that is one-half the number derived by multiplying the Multiplier set forth in the second paragraph of this Agreement by 12.

         (k) "Multiplier" means the number set forth in the second paragraph of this Agreement; provided however, that if the Executive has, prior to the CIC Date, publicly announced his or her Retirement or voluntary termination of employment, the Multiplier will be a fraction with the numerator equal to the remaining whole or partial months between the Date of Termination of employment and the effective date of such announced Retirement or voluntary termination of employment, and with the denominator equal to 12, but in no event shall such fraction be equal to a number greater than the number set forth in the second paragraph of this Agreement.

         (l) "Person" means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended).

         (m) "Retirement" means retirement as defined in the Company's then-current tax qualified defined benefit pension plan, or if there is no such retirement plan,

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                  "Retirement" means voluntary termination of employment after age 55 with ten or more years of service, or after age 65 with five or more years of service.

         (n) Each of the following terms is defined in the Section indicated:

         Term                                       Section
         ----                                       -------
Accounting Firm                                  8(b)
Accrued Obligations                              4(a)(i)(A)(3)
Base Salary                                      4(a)(i)(A)(1)
Board                                            8th Paragraph
Cause                                            3(b)
CIC Date                                         2
Code                                             7
Current Securities                               1(c)(ii)
Date of Termination                              3(e)
Deferred Compensation                            4(g)
Disability Effective Date                        3(a)
Employer Affiliate                               10(i)
Excise Tax                                       8(a)
Extended Severance                               4(a)(i)(C)
Good Reason                                      3(c)
Gross-Up Payment                                 8(a)
Initial Severance                                4(a)(i)(B)
Notice of Termination                            3(d)
Other Benefits                                   4(a)(iii)
Payment                                          8(a)
Post-CIC Period                                  2
Rabbi Trust                                      4(h)
Target Bonus                                     4(a)(i)(A)(2)
Underpayment                                     8(b)
Welfare Benefits                                 4(a)(ii)

2. Post-CIC Period. If the Executive is employed by the Company immediately prior to the first date during the Agreement Term on which a Change in Control occurs (the "CIC Date"), then the Executive's employment during the two-year period beginning on the CIC Date and ending on the second anniversary of such date (the "Post-CIC Period") shall be subject to all the terms and conditions of this Agreement, including, without limitation, the termination events described in
         Section 3 below.

3.       Termination of Employment During Post-CIC Period.

         (a) Death, Retirement or Disability. During the Post-CIC Period, the Executive's employment shall terminate automatically upon the Executive's death or Retirement. If the Company determines in good faith that the Disability of the Executive has occurred during the Post-CIC Period, the Company may, in its discretion, give the Executive a written notice in accordance with Section 10(b) of

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                  this Agreement of the Company's intention to terminate the
                  Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date").

         (b) Cause. The Company may terminate the Executive's employment during the Post-CIC Period with or without Cause. For purposes of this Agreement, "Cause" means either of the following circumstances:

                  (i) Failure to Perform. The willful and continued failure of the Executive to perform substantially the Executive's duties with the Division (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company. Such written demand must specifically identify the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties.

                  (ii) Engaging in Illegal Conduct or Gross Misconduct. The willful engaging by the Executive in illegal conduct or gross misconduct that is materially injurious to the Company or the Division.

                  For purposes of this Section 3(b), no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Division.

         (c)      Good Reason.

                  (i) The Executive's employment may be terminated by the Executive during the Post-CIC Period for Good Reason or for no reason. For purposes of this Agreement, "Good Reason" means any of the following circumstances:

                           (1)      Diminution of Position. A material
                                    diminution in the Executive's position,
                                    authority, duties or responsibilities, not including a change in job title or reporting responsibilities.

                           (2) Reduction of Compensation. Any material reduction in the aggregate value of the Executive's annual base salary, short-term cash bonus target amount, long-term incentive plan target amount, and Company-provided welfare benefits, all as in effect immediately prior to the CIC Date, or any failure by the Company to pay any such amounts to the Executive as earned by the Executive. An inadvertent failure by the Company to make any payment of compensation to the Executive that does not occur in bad faith and that is remedied by the Company promptly after the

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                                    Company receives notice thereof from the
                                    Executive, is excluded from the definition of "Good Reason."

                           (3) Employment Location. The Company's requiring the Executive to be based at any location that is more than fifty (50) miles from the location at which the Executive is based immediately prior to the CIC Date.

                           (4) Other Termination. Any termination by the Company of the Executive's employment other than as expressly permitted by this Agreement.

                           In the event of a Change in Control as defined in subsection 1(c)(ii), (iii) or (iv), for purposes of this Section 3(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive. In the event of a Change in Control as defined in subsection 1(c)(i), there shall be no such presumption in favor of the Executive's determination.

                  (ii) Notwithstanding the foregoing, "Good Reason" shall not exist until after (1) the Executive has given the Company written notice of the applicable event not later than 30 days after the occurrence of such event, specifying in reasonable detail the circumstances of the event and stating the Executive's intent to terminate his or her employment if not remedied, and (2) the Company has not remedied such event within 30 days after receipt of such notice; provided, however, that if the specified event reasonably cannot be remedied within such 30-day period, the Company commences reasonable steps within such 30-day period to remedy such event and diligently continues such steps thereafter until a remedy is effected, and the remedy is effected within 60 days after the Company's receipt of the Executive's notice, then such event shall not constitute "Good Reason."

                  (iii) Notwithstanding the foregoing, "Good Reason" shall not exist if the Executive is offered employment with the Company or an affiliate thereof in a position other than with the Division, or if the Executive is offered employment with the Person that acquires the Division or any of such Person's affiliates, and in either case such offer of employment includes a position, compensation and employment location that are consistent with the requirements of subsections 3(c)(i)(1), (2) and (3).

         (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, must be communicated by Notice of Termination to the other party, and must be given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice that:

                  (i) indicates the specific termination provision in this Agreement relied upon, and

                  (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and

                  (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice, except as provided in
                           Section 3(c)(ii) above).

                  If the Executive or the Company fails to set forth in a Notice of Termination any additional fact or circumstance that contributes to a showing of Good Reason or Cause, but otherwise delivers a Notice of Termination in accordance with this Agreement, such party will not be precluded from asserting the additional fact or circumstance in enforcing such party's rights hereunder.

         (e) Date of Termination. "Date of Termination" means whichever of the following is applicable:

                  (i) If the Company terminates the Executive's employment for Cause, the Date of Termination shall be the date of receipt of the Notice of Termination or any later date specified in such Notice.

                  (ii) If the Company terminates the Executive's employment other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination or any later date specified in such notice.

                  (iii) If the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date.

                  (iv) If the Executive terminates his or her employment for Good Reason, the Date of Termination shall be in accordance with Section 3(c)(ii) of this Agreement.

4.       Obligations of the Company upon Termination.

         (a) Good Reason; Other Than for Cause or Disability. If, during the Post-CIC Period, the Company terminates the Executive's employment other than for Cause or Disability, or the Executive terminates his or her employment for Good Reason, then in consideration of Executive's services rendered prior to such termination all of the following shall take place:

                  (i)      Cash Payments.

                           A. Current Compensation. The Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the sum of:

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                                    (1)      the Executive's annual base salary
                                             as in effect immediately prior to
                                             the CIC Date ("Base Salary")
                                             through the Date of Termination to
                                             the extent not theretofore paid,

                                    (2)      the product of (x) the Executive's
                                             target annual bonus under the
                                             Division's short-term incentive
                                             bonus plan for the year in which
                                             the Date of Termination occurs (the
                                             "Target Bonus") and (y) a fraction,
                                             the numerator of which is the
                                             number of days in the current
                                             fiscal year of the Division through
                                             the Date of Termination, and the
                                             denominator of which is 365, and

                                    (3)      any accrued vacation pay to the
                                             extent not theretofore paid (the
                                             sum of the amounts described in
                                             clauses (1) and (2) immediately
                                             above and this clause (3) shall be
                                             hereinafter referred to as the
                                             "Accrued Obligations").

                           B. Initial Severance. The Company shall pay to the Executive an amount of cash severance (the "Initial Severance") in a lump sum within 30 days after the Date of Termination equal to one-half of the product of the Multiplier times the sum of (1) the Executive's Base Salary and (2) the Executive's Target Bonus.

                           C. Extended Severance. The Company shall pay to the Executive an amount of cash severance (the "Extended Severance") equal to one-half of the product of the Multiplier times the sum of (1) the Executive's Base Salary and
                                    (2) the Executive's Target Bonus. Such
                                    Extended Severance will be paid to the
                                    Executive in cash in equal monthly
                                    installments over the Installment Period immediately following the Date of Termination, with the first such monthly payment being due on the first business day of the calendar month that begins at least 30 days after the Date of Termination, and each subsequent monthly installment being due on the first business day of each calendar month thereafter. Notwithstanding the foregoing, the Executive shall be entitled to only that portion of the Extended Severance that exceeds the amount of pre-tax compensation otherwise earned by the Executive for services that he or she renders during the Installment Period immediately following the Date of Termination, whether as an employee or independent contractor, and the Executive will provide the Company with copies of his or her Form W-2 or Form 1099, or other similar documentation, upon the reasonable request of the Company. In the event of a Change in Control as defined in subsection 1(c)(i), the Executive's provision of such documentation to the Company shall be a condition to the Executive's right to receive the Extended Severance.

                  (ii) Welfare Benefits. For 18 months after the Date of Termination, the Company shall continue to provide the same medical, dental, life and/or disability insurance coverages to the Executive and/or the Executive's dependents that the Company and its affiliates provide generally during such 18-month period to their employees who hold positions similar to the position held by the Executive immediately prior to the Date of Termination (the "Welfare Benefits"). For those Welfare Benefits to which COBRA applies, the Company will only be obligated to provide such Welfare Benefits through the Executive's making the elections permitted under COBRA. In order to receive the Welfare Benefits, the Executive shall pay the same amount therefor that he or she paid for such Welfare Benefits immediately prior to the Termination Date, and the Executive must make these elections and pay all required premiums on a timely basis. If the Executive becomes employed with another employer, including, without limitation, the Person that acquired the Division or any of its affiliates, and

                           (A) the Executive is eligible to receive medical or dental insurance coverages under another employer provided plan, then the medical and dental insurance coverages provided by the Company pursuant to this subsection 4(a)(ii) shall be secondary to the medical and dental insurance coverages, respectively, provided under such other plan to the Executive and/or the Executive's dependents during such applicable period of eligibility; and/or

                           (B) the Executive is eligible to receive life or disability insurance coverages under another employer provided plan, then the Company shall have no further obligation to provide the Executive and/or the Executive's dependents with life or disability insurance coverage.

                  The Company shall not be required to compensate the Executive for any taxes that the Executive may incur as a result of the provision of Welfare Benefits hereunder. If the Executive has prior to the CIC Date publicly announced his or her Retirement or voluntary termination of employment, the Executive will receive the Welfare Benefits under this subsection 4(a)(ii) only to the effective date of such announced Retirement or voluntary termination of employment.

                  (iii) Other Benefits Due at Date of Termination. To the extent not then already paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided through the Date of Termination, or which the Executive is eligible to receive through and after the Date of Termination, under any plan, program, policy or practice of, or contract or agreement with, the Company and its affiliated companies, including such plans that have change in control provisions in the plans (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

         (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Post-CIC Period, this Agreement shall terminate without further obligations to the Executive's legal representatives, other than for payment of Accrued Obligations and Deferred Compensation, and the timely payment or provision of Other Benefits. The Company shall pay all Accrued Obligations to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination, and shall pay all Deferred Compensation to the Executive's estate or beneficiary, as applicable, in accordance with the terms of the plan under which such compensation was deferred.

         (c) Retirement. If the Executive's employment is terminated by reason of the Executive's Retirement during the Post-CIC Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and Deferred Compensation, and the timely payment or provision of Other Benefits. The Company shall pay all Accrued Obligations to the Executive in a lump sum in cash within 30 days of the Date of Termination, and shall pay all Deferred Compensation to the Executive in accordance with the terms of the plan under which such compensation was deferred.

         (d) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Post-CIC Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and Deferred Compensation, and the timely payment or provision of Other Benefits. The Company shall pay all Accrued Obligations to the Executive in a lump sum in cash within 30 days of the Date of Termination, and shall pay all Deferred Compensation to the Executive in accordance with the terms of the plan under which such compensation was deferred.

         (e) Cause; Other than for Good Reason. If the Company terminates the Executive's employment for Cause during the Post-CIC Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Base Salary through the Date of Termination, (y) any Deferred Compensation, and (z) Other Benefits, in each case to the extent not then already paid. If the Executive voluntarily terminates employment during the Post-CIC Period (excluding a termination for Good Reason), this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations, Deferred Compensation and the timely payment or provision of Other Benefits. In either case described in this Section 4(e), the Company shall pay all Accrued Obligations to the Executive in a lump sum in cash within 30 days of the Date of Termination, and shall pay all Deferred Compensation to the Executive in accordance with the terms of the plan under which such compensation was deferred.

         (f) Outplacement Services. The Executive shall have the right to make full use of the Company's outplacement services to its officers upon termination of the Executive's employment, except in the event that the Executive's employment is terminated for Cause.

         (g) Deferred Compensation. Any compensation previously deferred by the Executive ("Deferred Compensation") shall be paid to the Executive in accordance with the terms of the plan under which it was deferred.

         (h) Funding of Certain Obligations. Not later than the CIC Date, regardless of whether the Executive's employment has then terminated or any termination of such employment has then been announced, the Company shall take all actions necessary or appropriate to establish and fund a "rabbi" trust (i.e., a trust based on the model trust contained in Revenue Procedure 92-64, and with a trustee selected by the Company, but that is independent of the Company) (hereafter the "Rabbi Trust") for the purpose of ensuring that the Executive will receive the Initial Severance and the Extended Severance in accordance with the terms of this Agreement. The Rabbi Trust shall expressly provide that after the CIC Date occurs, the Rabbi Trust may be amended or revoked only with the prior written consent of the Executive. Without limiting the generality of the foregoing, on or before the CIC Date, the Company will deposit in the Rabbi Trust an amount of cash equal to the aggregate amount of the Initial Severance and the Extended Severance to which the Executive would be entitled if his or her employment terminated on the CIC Date; provided, however, that if such amount deposited in the Rabbi Trust together with any interest or earnings thereon is determined later to be less than or more than the amount, if any, that actually becomes due to the Executive hereunder, the Executive shall be entitled to the amount required by this Agreement and not the amount that is held in such trust. In the event that the Executive does not become entitled to the Initial Severance or any or all of the Extended Severance, as determined by the trustee of the Rabbi Trust, the amount remaining in the Rabbi Trust shall be returned to the Company after the expiration of the Post-CIC Period. The Rabbi Trust shall be used solely for the purpose of holding deposits of funds for the potential Initial Severance and Extended Severance obligations to the Executive hereunder, and other similar obligations to similarly situated employees of the Company. Notwithstanding anything in this Agreement to the contrary, the Company shall have no funding or other obligations under this Section 4(h) if the Change in Control that results in the CIC Date is a Change in Control of the Division as defined in subsection 1(c)(i) and not a Change in Control of the Company in any other way.

5. Termination in Anticipation of a Change in Control. Notwithstanding anything in this Agreement to the contrary, if: (1) a Change in Control occurs during the Agreement Term, AND (2) within one year prior to the CIC Date the Executive's employment with the Company has been terminated either by the Company without Cause or by the Executive for Good Reason, then if the Executive can reasonably demonstrate that such termination of employment (i) was at the request of or with the express prior consent of a third party who has taken steps reasonably calculated to effect such Change in Control or (ii) otherwise arose in anticipation of such Change in Control, then all of the following shall take place:

         (a)      Section 2 of this Agreement shall not apply to the Executive;
                  Section 4 of this Agreement shall apply to the Executive as described in subsection (b) below; and all other provisions of this Agreement shall apply to the Executive in accordance with their terms.

         (b) The Company shall pay to the Executive the aggregate of all amounts described in Sections 4(a)(i) and 4(a)(iii) in a lump sum in cash within 30 days after the CIC Date, using as the Executive's Base Salary and Target Bonus his or her annual base salary and target short-term incentive bonus, respectively, as in effect immediately prior to the Date of Termination. The Company shall pay any Deferred Compensation to the Executive in accordance with the terms of the plan under which such compensation was deferred.

         (c) The Company shall provide to the Executive the Welfare Benefits as and for the time period described in Section 4(a)(ii), except that the Company shall reimburse the Executive for the cost of obtaining such Welfare Benefits between the Date of Termination and the CIC Date by paying to the Executive a lump sum in cash equal to the amount that the Executive paid to obtain such Welfare Benefits for such period less the amount that the Executive was paying to obtain such Welfare Benefits immediately prior to the Date of Termination. If the Executive has, prior to the CIC Date, publicly announced his or her Retirement or voluntary termination of employment, the Executive will receive the Welfare Benefits under this subsection 5(c) only to the effective date of such announced Retirement or voluntary termination of employment.

6. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, except as explicitly provided herein, shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

7. No Company Set-Off; Legal Fees; Interest. Except as provided in Section 4(a)(i)(C), and except in the event that the Executive's employment is terminated with Cause, the Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses that the Executive may reasonably incur in good faith as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), provided such contest occurs after the CIC Date, plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

8.       Certain Additional Payments by the Company.

         (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 8) (a "Payment") would be subject to the excise tax imposed by
                  Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

         (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a certified public accounting firm selected by the Executive and reasonably acceptable to the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is reasonably requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within five days after the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
                  Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such

                  Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

         (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment (or an additional Gross-Up Payment). Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                  (i) give the Company any information reasonably requested by the Company relating to such claim,

                  (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                  (iv) permit the Company to participate in any proceedings relating to such claim;

                  provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest (to the extent applicable to the Excise Tax and the Gross-Up Payment) and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise

                  Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

9.       Successors.

         (a) This Agreement is personal to the Executive and arises from his or her current title, employment responsibilities and managerial reporting relationship. Without the prior written consent of the Company, this Agreement shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of, be enforceable by and be binding upon the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of, be enforceable by and be binding upon the Company and its successors and assigns.

         (c) The Company shall have the right, in its discretion, to assign this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Division, but such assignment shall in no way prevent the Executive from pursuing his or her rights hereunder against Fortis, Inc. unless the Executive agrees to such assignment in writing.

10.      Miscellaneous.

         (a) Governing Law; Captions; Amendments. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified other than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) Notices. All notices and other communications made pursuant to this Agreement must be in writing and must be given by hand delivery, or by certified mail, return receipt requested, or by overnight courier, or by telecopy with a confirmation copy sent by either overnight courier or first-class mail, and addressed as follows:

                           If to the Executive:

                           J. Kerry Clayton
                           90 Druid Hill Road
                           Summit, NJ 07901

                           If to the Company:

                           Fortis, Inc.
                           One Chase Manhattan Plaza
                           41st Floor
                           New York, NY 10005
                           Attention: General Counsel

                  or to such other address as either party shall have furnished to the other in writing in accordance with this Section. Notice and communications shall be effective when actually received by the addressee.

         (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (e) Waiver. The failure of either party to insist upon strict compliance with any provision of this Agreement, or the failure of either party to assert any right such party may have under this Agreement shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         (f)      "At Will" Employment; Termination of Agreement.

                  (i) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company and to the extent otherwise permitted under applicable law, the employment of the Executive by the Company is "at will" and the Executive's employment may be terminated by either the Executive or the Company at any time prior to the CIC Date. If the Executive's employment is terminated for any reason before the CIC Date, the Executive shall have no further rights under this Agreement, except as provided in Section 5.

                  (ii) Unless the Executive's employment is terminated, this Agreement may not be terminated by the Company during the Agreement Term and before the CIC Date. From and after the CIC Date, this Agreement may not be terminated by the Company. This Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

         (g) Nondisclosure. Without obtaining the Company's prior written consent, the Executive agrees that he or she will not disclose the existence or the terms of this Agreement to any Person, except for the Executive's advisors, beneficiaries and other Persons that need to know about the Agreement. The Executive agrees that no Person associated with the Company falls within such exception that would permit disclosure by the Executive.

         (h) Release. In the event of a Change in Control as defined in subsection 1(c)(i) only, as a condition to the Company's obligation to pay the Initial Severance and the Extended Severance pursuant to subsections 4(a)(i)(B) and 4(a)(i)(C) above, the Executive must execute and deliver to the Company a full and complete release of liability in a form satisfactory to the Company and in compliance with applicable state law.

         (i) Employer Affiliate. Notwithstanding any indication in this Agreement that the Executive is employed directly by the Company, the parties acknowledge and agree that, on the date of this Agreement, the Executive is employed directly either by the Company or by an affiliate of the Company that is involved in the operations of the Division (the "Employer Affiliate"). The parties further agree that the provisions of this Agreement that provide for the Company to have rights or obligations or to take actions with respect to the Executive's employment shall be interpreted to mean that either the Company or the Employer Affiliate shall have such rights and obligations and may take such actions. The Company shall have the discretion to determine whether it or the Employer Affiliate shall exercise such rights, fulfill such obligations and take such actions, and, if the Company determines that an obligation will be fulfilled by the Employer Affiliate, the Company agrees to cause the Employer Affiliate to fulfill such obligations as if the Employer Affiliate were a party to this Agreement.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf by its undersigned officer thereunto, duly authorized, all as of the day and year first above written.

                                  FORTIS, INC.

                                  By: /s/ ROBERT B. POLLOCK
                                      ---------------------------
                                      Robert B. Pollock
                                      Executive Vice President

                                  EXECUTIVE

                                  /s/ J. KERRY CLAYTON
                                  -------------------------------
                                  J. KERRY CLAYTON